Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,018,384
Unrealized Gain (Loss) on Market Value of Futures	3,875,506
Dividend Income	17,250
Interest Income	73,227
ETF Transaction Fees	1,400
Total Income (Loss)	$4,985,767

Expenses
General Partner Management Fees	$46,592
Professional Fees	25,677
Brokerage Commissions	1,249
Non-interested Directors' Fees and Expenses	718
Prepaid Insurance Expense	507
NYMEX License Fee	1,165
Total Expenses	$75,908
Net Income (Loss)	$4,909,859

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$94,707,843
Withdrawals (400,000 Shares)	(8,063,800)
Net Income (Loss)	4,909,859

Net Asset Value End of Month	$91,553,902
Net Asset Value Per Share (4,350,000 Shares)	$21.05

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612